Exhibit 10.1

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], by and among (i) Nemi Corp., a Texas corporation, (“Pubco”), (ii) BHAV Acquisition Corp, a Cayman Islands exempted company incorporated with limited liability (together with its successors, the “SPAC”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on November 3, 2026, the SPAC, Pubco, Merger Sub 1, a Cayman Islands exempted company incorporated with limited liability and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), Nemi LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), and BNC Motors Pvt. Ltd, a private limited company incorporated under the (Indian) Companies Act, 2013 (“BNC”) entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (i) at the First Effective Time, Merger Sub 1 will merge with and into SPAC, with SPAC continuing as the surviving entity and a wholly-owned subsidiary of Pubco (“Merger 1”) and as a result of which each issued and outstanding security of SPAC immediately prior to the First Effective Time (other than the SPAC Dissenting Shares and the SPAC Redeeming Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of SPAC shall receive substantially equivalent securities of Pubco, (ii) at the Second Effective Time, SPAC (as the surviving entity of Merger 1) will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a wholly-owned subsidiary of Pubco (“Merger 2” and, together with Merger 1, the “Mergers”), and (iii) as a result of the Mergers, Merger Sub 2 (as the Surviving Company) will be a wholly-owned subsidiary of Pubco and Pubco will become a publicly traded company;

WHEREAS, as of immediately after the Closing, each of the Company Shareholders (other than the Class B Holders), BHAV Partners LLC (“Sponsor”), Giri Devanur, Company Management and the At-Risk Capital Investors will be the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) Restricted Securities;

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Restricted Securities (as defined below) shall become subject to limitations on disposition as set forth herein;

WHEREAS, Pubco and the SPAC are entering into, or intend to enter into, separate lock-up agreements with each of the Company Shareholders, Sponsor, Giri Devanur, Company Management and the At-Risk Capital Investors (in the case of At-Risk Capital Investors, collectively, the “At-Risk Lock-Up Agreements”), and each At-Risk Capital Investor acknowledges and agrees that the amendment, modification and waiver provisions of Section 2(h) of this Agreement are intended to operate consistently, and be given effect, across all of the At-Risk Lock-Up Agreements; and

WHEREAS, for purposes of this Agreement, “Restricted Securities” means, with respect to a Holder: (a) in the case of the Company Shareholders (other than the Class B Holders), the shares of Pubco Class A Common Stock and Pubco Class B Common Stock, as applicable, received by them in the Nemi Recapitalization; (b) in the case of Sponsor, Giri Devanur or any other holder of SPAC Ordinary Shares, the shares of Pubco Class A Common Stock or Pubco Class B Common Stock, as applicable (the SPAC Exchange Shares), received by them in respect of their SPAC Class A Ordinary Shares in the Mergers (after giving effect to the SPAC Unit Separation, the Rights Conversion and the SPAC Class B Conversion, and excluding any SPAC Dissenting Shares and any shares redeemed in the Redemption); (c) any shares of Pubco Common Stock received by a Holder in respect of SPAC Rights pursuant to the Mergers; (d) in the case of Company Management, the shares of Pubco Common Stock, and any other Pubco equity or equity-based awards, issued or granted during the Lock-Up Period to such persons as incentive equity under the Incentive Plan; in each case, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted; and (e) in the case of any Holder, any such securities acquired by it from another Holder in a transfer permitted by this Agreement (including, in the case of a transfer pursuant to Section 1(g), only a transfer to a Designated Distributee).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees that, during the period commencing from the date of the Closing and ending on the earliest of (i) six months after the Closing, (ii) subsequent to the Closing, the date on which Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Pubco’s stockholders having the right to exchange their shares for cash, securities or other property and (iii) the date of the Early Release Event (the “Lock-Up Period”), Holder shall not: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C)) (a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer or other disposition of any or all of the Restricted Securities owned by Holder (I) by gift, (II) by will or other testamentary document or intestate succession upon the death of Holder, (III) to any Permitted Transferee (defined below), (IV) pursuant to a court order or settlement agreement or other domestic order related to the distribution of assets in connection with the dissolution of marriage or civil union, or (V) to Pubco pursuant to any contractual arrangement in effect on the date of this Agreement that provides for the repurchase of shares of Pubco Common Stock in connection with the termination of the undersigned’s employment with or services to Pubco; provided, however, that in any of cases (I), (II), (III) or (IV) above, it shall be a condition to such transfer that the transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder; (3) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (4) if Holder is an entity, as a distribution to limited partners, stockholders, members or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder; (5) if Holder is Sponsor, as a distribution to its members or other equityholders, at any time or from time to time during the Lock-Up Period, whether or not in connection with the liquidation or dissolution of Sponsor; or (6) any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding anything to the contrary in this Section 1, if, subsequent to the Closing, (I) the closing price of Pubco Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing seventy-five (75) calendar days after the Closing (the “Early Release Event”), then, effective upon the Early Release Event, the Lock-Up Period shall automatically terminate, and Holder (together with its affiliates and any Permitted Transferee) shall be released from all restrictions on transfer under this Agreement with respect to all Restricted Securities, without any volume, manner-of-sale or other limitation

(b) Notwithstanding anything to the contrary in Section 1(a) of this Agreement, with respect to any Restricted Securities that are held by At-Risk Capital Investors, private transfers of the Restricted Securities are permitted to any other person (each such transferee and each such subsequent transferee of such transferee, a “Permitted At-Risk Transferee”); provided, however, that, prior to the transfer of any Restricted Security by an At-Risk Capital Investor (or by any Permitted At-Risk Transferee to whom such Restricted Securities have been transferred), the Permitted At-Risk Transferee to whom the Restricted Securities are to be transferred must enter into a written agreement agreeing to be bound by the terms of this Agreement, including, without limitation, the transfer restrictions contained herein and Section 2(h).

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period. Within two (2) Business Days after the expiration or termination of the Lock-Up Period (including upon the Early Release Event), Pubco shall remove, and shall instruct its transfer agent to remove, all stop-transfer instructions and lock-up legends and notations with respect to the Restricted Securities.

(d) During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be stamped or otherwise imprinted with (or, in the case of a book-entry position, shall bear a notation of) a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), BHAV ACQUISITION CORP, A CAYMAN ISLANDS EXEMPTED COMPANY, AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Pubco during the Lock-Up Period, including the right to vote any Restricted Securities.

(f) The restrictions contained herein shall not prohibit the establishment, modification or termination of a written trading plan designed to comply with Rule 10b5-1 under the Exchange Act, provided that (i) no transfer of any Restricted Securities may occur pursuant to such plan before the expiration of the Lock-Up Period, (ii) the establishment, modification or termination of such plan does not require and is not accompanied by any voluntary public announcement, and (iii) any required public filing or disclosure expressly states that no transactions may occur pursuant to the plan until after the expiration of the Lock-Up Period.

2. Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time and any such purported transfer shall be null and void. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Except as set forth in Section 2(h), nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the SPAC, at or prior to the Closing, to:
BHAV Acquisition Corp
255 Old New Brunswick Rd., Suite N210
Piscataway, NJ 08854
Attn: Giri Devanur, Chief Executive Officer
Email: [●]

With a copy (which shall not constitute notice) to:
Mitchell Silberberg & Knupp LLP
437 Madison Avenue, 25th Floor
New York, NY 10022
Attn: Blake Baron, Esq.
Email: [●]

If to Pubco after the Closing, to:
Nemi Corp.
12603 Southwest Freeway, Suite 555

Stafford, TX 77477

Attn: Anirudh Ravi Narayanan, Chief Executive Officer
Email: [●]

With a copy (which will not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue,

New York, NY 10154

Attn: Mitchell Nussbaum, Esq.; Megan Stombock, Esq.
Email: [●]; [●]

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, Sponsor, (prior to the Closing) the SPAC, and Holder, and Sponsor shall be an express third-party beneficiary of this Agreement for purposes of this Section 2(h); provided, that (i) any amendment, modification or waiver of the provisions of Section 1 of this Agreement applicable to a Permitted At-Risk Transferee may be adopted with the written consent of Pubco, Sponsor, the SPAC (if prior to the Closing), and the holders of a majority of the Restricted Securities held by At-Risk Capital Investors that, as of such date, have not been transferred pursuant to Section 1(b) (the “Non-Transferred At-Risk Restricted Securities”), without the consent of, or notice to, any Permitted At-Risk Transferee, so long as such amendment, modification or waiver applies equally to the Holders of such majority of the Non-Transferred At-Risk Restricted Securities, and (ii) this proviso does not affect the requirement that each At-Risk Capital Investor consent to any amendment, modification or waiver applicable to its own Restricted Securities. Sponsor may, by written notice to Pubco, designate Giri Devanur or another Person (including a representative of Sponsor’s members) to exercise Sponsor’s rights under this Agreement (including this Section 2(h)), and any such designee shall be deemed Sponsor for all purposes of this Agreement from and after delivery of such notice, including following any distribution of Sponsor’s assets or the dissolution of Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. If Pubco amends, waives or releases any restriction under any other lock-up agreement entered into in connection with the Business Combination Agreement (including any Founder Lock-Up Agreement) with respect to any securities subject thereto, then the Restricted Securities held by Holder shall be released on a pro rata basis, in the same manner and on the same terms. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco or the SPAC will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Pubco and the SPAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement, together with the Business Combination Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco or the SPAC or any of the rights, remedies or obligations of Holder under any other agreement between Holder and Pubco or between Holder and the SPAC or any certificate or instrument executed by Holder in favor of Pubco or the SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Pubco or the SPAC or any of the rights, remedies or obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

PUBCO:

NEMI CORP.

By:
Name:
Title:

SPAC:

BHAV ACQUISITION CORP

By:
Name:
Title:

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

HOLDER:

Name of Holder: _____________________________

Capacity as Lock-Up Party (Company Shareholder, Sponsor, Giri Devanur, Company Management, or At-Risk Capital Investor): _____________________________

By:
Name:
Title:

Address for Notice:

Address:

Telephone No.:

Email: